Exhibit 99.1

Bit Digital, Inc. Acquires Another Metropolitan Site for Tier-3 Data Center Expansion

NEW YORK, December 30, 2024 /PRNewswire/ -- Bit Digital, Inc. (Nasdaq: BTBT) (“Bit Digital” or the “Company”), a global platform for high-performance computing (“HPC”) infrastructure and digital asset production headquartered in New York, announced today that is has acquired the real estate and building for a build-to-suit 5MW Tier-3 data center expansion project in Montreal, Canada. This acquisition is part of Bit Digital’s strategy to expand its HPC data center footprint to 32MW during 2025. This site also comprises part of Bit Digital’s 288MW proprietary pipeline announced earlier this year.

Bit Digital purchased the site (“MTL2”) from a subsidiary of Alexandria Real Estate Equities, Inc (NYSE: ARE) for CAD $33.5 million (approximately USD $23.3MM assuming a CAD/USD exchange rate of 0.70) excluding fees. The acquisition closed on December 27, 2024. Bit Digital initially funded the purchase with cash on hand and is in the process of securing mortgage financing for both the site acquisition and subsequent infrastructure capex.

The Company expects to spend approximately CAD $27.6 million (approx. USD $19.3MM) to develop the site to Tier-3 standards with an initial gross load of 5MW. The site is expected to be completed and operational by May 2025.

MTL2, a 160,000 square feet site that was previously used as an encapsulation manufacturing facility, is located at 7300 Trans-Canada Highway, City of Pointe-Claire, Province of Quebec Canada. Bit Digital plans to retrofit the site with advanced cooling technology, including direct-to-chip liquid cooling, which enhances energy efficiency and supports AI and other high-performance workloads with 150kW rack density. The Company is collaborating with third parties to implement a heat reject loop to further enhance the sustainability profile of the datacenter. The facility will be powered by 100% renewable hydroelectricity provided by Hydro-Quebec. Additionally, the site offers the potential to expand, enabling scalable growth aligned with market demand.

Sam Tabar, Bit Digital’s CEO, commented: “This site acquisition marks an important step forward in our data center growth plans. This site is a Class A industrial property that was a former encapsulation manufacturing facility that included premium infrastructure specifications. It is located in one of the most desirable commercial real estate locations in Montreal. By leveraging the existing infrastructure, including over CAD $750 thousand worth of advanced HVAC equipment included in the purchase, we are able to lower our development costs and accelerate our time to market – a key advantage and core tenet of our development strategy. The development timeline aligns with the demands of a new customer that intends to fill the capacity with new generation Nvidia GPUs.

We are in the process of securing cost-effective mortgage financing for this project which we intend to announce upon finalization. We believe this will ultimately showcase Bit Digital’s ability to cost-effectively finance its data center buildout in a non-dilutive manner.”

About Bit Digital

Bit Digital, Inc. is a global platform for high-performance computing (“HPC”) infrastructure and digital asset production headquartered in New York City. Our bitcoin mining operations are located in the US, Canada, and Iceland. For additional information, please contact ir@bit-digital.com or visit our website at www.bit-digital.com.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 3.D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (“Annual Report”). Notwithstanding the fact that Bit Digital Inc. has not conducted operations in the PRC since September 30, 2021 we have previously disclosed under Risk Factors in our Annual Report: “We may be subject to fines and penalties for any noncompliance with or any liabilities in our former business in China in a certain period from now on.” Although the statute of limitations for non-compliance by our former business in the PRC is generally two years and the Company has been out of the PRC, for more than two years, the Authority may still find its prior bitcoin mining operations involved a threat to financial security. In such event, the two-year period would be extended to five years. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Future changes in the network-wide mining difficulty rate or bitcoin hash rate may also materially affect the future performance of Bit Digital’s production of bitcoin. Actual operating results will vary depending on many factors including network difficulty rate, total hash rate of the network, the operations of our facilities, the status of our miners, and other factors. See “Safe Harbor Statement” below.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.